Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$105,418,380
Realized Gain (Loss) on Swap Contracts	56,144,651
Unrealized Gain (Loss) on Market Value of Commodity Futures	(127,599,211)
Unrealized gain (loss) on Fair Value of Swap Contracts	(14,904,184)
Dividend Income	296,151
Interest Income	3,268,758
ETF Transaction Fees	26,000
Total Income (Loss)	$22,650,545

Expenses
General Partner Management Fees	$449,824
Professional Fees	95,142
Brokerage Commissions	225,167
Directors' Fees and insurance	28,642
License fees	11,246
Total Expenses	$810,021
Net Income (Loss)	$21,840,524

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 1/1/24	$973,854,332
Additions (7,025,000 Shares)	149,099,174
Withdrawals (16,600,044 Shares)	(401,399,299)
Net Income (Loss)	21,840,524

Net Asset Value End of Month	$743,394,731
Net Asset Value Per Share (38,246,103 Shares)	$19.44

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596